File No. 333-5302-D


SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POST-EFFECTIVE AMENDMENT NO. 2




                 APEX MINERALS CORPORATION
(Exact name of small business issuer as specified in its charter)



      Delaware                         10                       87-0543383
(State or other              (Primary Standard Industrial    (I.R.S. Employer
jurisdiction of              Classification Number)          Identification No.)
incorporation or
organization)


57 West 200 South, Suite 310, Salt Lake City, Utah 84101; telephone: (801) 359-9300
(Address and telephone number of principal executive offices)



57 West 200 South, Suite 310, Salt Lake City, Utah 84101
(Address of principal place of business)



Howard M. Oveson, Secretary, Apex Minerals Corporation
57 West 200 South, Suite 310, Salt Lake City, Utah 84101; telephone: (801) 359-9300
(Name, address and telephone number of agent for service)

     APEX MINERALS CORPORATION hereby files a post-effective amendment and hereby removes 494,200 shares of common stock from registration, which shares remained unsold at the end of the offering.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on the 11th day of December 1997.

                                   APEX MINERALS CORPORATION

                                   By: /s/ William R. Kastelic, President and
                                           Chief Executive Officer


                              By: /s/ Howard M. Oveson, Chief Financial
                                      Officer


     In accordance with the requirements of the Securities Act of 1933, this amended Registration Statement has been signed below by the following persons in the capacities and on the dates stated.

By: /s/ William R. Kastelic, Director                December 11, 1997

By: /s/ Howard M. Oveson, Director                   December 11, 1997